As filed with the Securities and Exchange Commission on August 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Home Depot, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

95-3261426

(I.R.S. Employer Identification No.)

2455 Paces Ferry Road

Atlanta, Georgia 30339

(770) 433-8211

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Teresa Wynn Roseborough, Esq.

Executive Vice President, General Counsel and Corporate Secretary

The Home Depot, Inc.

2455 Paces Ferry Road

Atlanta, Georgia 30339

(770) 433-8211

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stacy S. Ingram The Home Depot, Inc. 2455 Paces Ferry Road Atlanta, Georgia 30339 (770) 433-8211	Sarah Hess Mackenzie Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-4606

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price Per Unit / Proposed Maximum Aggregate Offering Price / Amount of Registration Fee
Debt Securities	(1)

(1)

An indeterminate principal amount of debt securities is being registered as may from time to time be issued at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fees until such fees become payable in connection with specific offerings of such debt securities.

PROSPECTUS

The Home Depot, Inc.

Debt Securities

The Home Depot, Inc. from time to time may offer and sell debt securities in amounts, at prices and on terms that will be determined at the time of the applicable offering.

This prospectus provides you with a general description of the debt securities we may offer in one or more offerings. Each time we offer debt securities we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offered debt securities and the offering. The prospectus supplement also may add to, update, modify or supersede the information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

The debt securities may be offered directly to purchasers or to or through underwriters, agents or dealers as designated from time to time, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, agents or dealers and the amount of any applicable commissions or discounts will be included in a prospectus supplement accompanying this prospectus.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before you invest in any of our debt securities.

Investing in our debt securities involves certain risks. We discuss risks relating to our company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K and in subsequent filings, which are incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of debt securities may discuss certain risks of investing in those debt securities. You should carefully consider all of these risks before investing in any of our debt securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 27, 2021.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the Securities and Exchange Commission and any information about the terms of securities offered that is conveyed to you by us or our underwriters or agents. We have not authorized anyone else to provide you with any different or additional information. If you receive any different or additional information, you should not rely on it. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, debt securities offered by this prospectus, any accompanying prospectus supplement or any free writing prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then such offer does not extend to you.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this process, we may from time to time sell debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may sell. Each time we sell debt securities, we will provide a supplement to this prospectus that will contain specific information about the terms of the offered debt securities and of the offering. The accompanying prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Before purchasing any debt securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Information We File with the SEC.”

In this prospectus, unless otherwise specified, the terms “Home Depot,” “we,” “us” or “our” mean The Home Depot,  Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 to register the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. You may review the registration statement, including exhibits, through the SEC’s website at www.sec.gov or through our website at ir.homedepot.com. Any statement made in this prospectus concerning a contract or other documents of ours is likely only a summary, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and may also be accessed on our website at ir.homedepot.com. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus supplement.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

This prospectus “incorporates by reference” certain documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the following documents filed by us with the SEC (other than portions of documents deemed to have been furnished rather than filed in accordance with SEC rules unless otherwise specified by us):

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 (filed on March 24, 2021);

•

the portions of our Definitive Proxy Statement on Schedule 14A (filed on April 5, 2021) that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2021;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2021 (filed on May 25, 2021);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2021 (filed on August 24, 2021);

•	our Current Reports on Form 8-K filed on February 1, 2021, March 1, 2021, May 26, 2021 and June 2, 2021;

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the description of our common stock included in our registration statement on Form 8-A, filed August 24, 1981, as amended by the description of our common stock contained in Exhibit 4.33 to our Annual Report on Form 10-K for the fiscal year ended February 2, 2020, and as amended by any subsequent amendment or any report filed for the purpose of updating such description; and

•

all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and until this shelf offering of debt securities terminates (other than portions of documents deemed to have been furnished rather than “filed” in accordance with SEC rules unless otherwise specified by us).

You can obtain a copy of any of the documents that we incorporate by reference, as well as a copy of the registration statement, through us, or from the SEC through the SEC’s website. Documents incorporated by reference are available from us without charge, including any exhibits to those documents specifically incorporated by reference into those documents. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

The Home Depot, Inc.

2455 Paces Ferry Road

Atlanta, Georgia 30339

Attention: Investor Relations

investor_relations@homedepot.com

Telephone: (770) 384-2871

Except as expressly provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS

Certain statements regarding our future performance that are contained or incorporated by reference in this prospectus or any prospectus supplement constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the impact of the COVID-19 pandemic and the related recovery on our business, results of operations, cash flows and financial condition (which, among other things, may affect many of the items listed below); the demand for our products and services; net sales growth; comparable sales; effects of competition; our brand and reputation; implementation of store, interconnected retail, supply chain and technology initiatives; inventory and in-stock positions; state of the economy; state of the housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; impact of tariffs; issues related to the payment methods we accept; demand for credit offerings; management of relationships with our associates, suppliers and service providers; international trade disputes, natural disasters, public health issues (including pandemics and quarantines, related shut-downs and other governmental orders, and similar restrictions, as well as subsequent re-openings) and other business interruptions that could disrupt supply or delivery of, or demand for, our products or services; continuation or suspension of share repurchases; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims and litigation, including compliance with related settlements; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of regulatory changes, including changes to tax laws and regulations; store openings and closures; financial outlook; and the impact of acquired companies, including HD Supply Holdings, Inc., on our organization and the ability to recognize the anticipated benefits of those acquisitions.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties — many of which are beyond our control or are currently unknown to us — as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our present expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 31, 2021, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC, all of which are incorporated by reference. See “Where You Can Find More Information” and “Incorporation of Information We File with the SEC.” You should also carefully consider the risks and other information that may be contained in or incorporated by reference into any prospectus supplement relating to a specific offering of debt securities. There also may be other factors that we cannot anticipate or that are not described in this prospectus, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update such statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the SEC and in our other public statements.

THE HOME DEPOT, INC.

The Home Depot, Inc. is the world’s largest home improvement retailer based on net sales for the fiscal year ended January 31, 2021. As of January 31, 2021, we had 2,296 The Home Depot stores located throughout the United States (including the Commonwealth of Puerto Rico and the territories of the U.S. Virgin Islands and Guam), Canada and Mexico. The Home Depot offers its customers a wide assortment of building materials, home improvement products, lawn and garden products, décor products, and facilities maintenance, repair and operations products and provides a number of services, including home improvement installation services and tool and equipment rental.

The Home Depot, Inc. is a Delaware corporation that was incorporated in 1978. Our Store Support Center (principal executive office) is located at 2455 Paces Ferry Road, Atlanta, Georgia 30339. Our telephone number at that location is (770) 433-8211. We maintain a website at www.homedepot.com. Information on our website is not part of this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS

Unless stated otherwise in an accompanying prospectus supplement or a free writing prospectus, we will use the net proceeds from the sale of debt securities described in this prospectus for general corporate purposes, which may include, but are not limited to:

•	refunding, repurchasing, retiring upon maturity or redeeming existing debt;

•	working capital;

•	capital expenditures;

•	acquisitions of or investments in businesses or assets, including acquisitions of inventory; and

•	purchases of our common stock.

When a particular series of debt securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those debt securities. Pending application for specific purposes, we may temporarily invest the net proceeds in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities outlines some of the provisions of the debt securities. The information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” for information on how to obtain copies of them. The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below.

Please note that in this section titled “Description of Debt Securities,” references to “we,” “our,” “us” and “Home Depot” refer solely to The Home Depot, Inc. as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. See “—Book-Entry Delivery and Settlement.”

General

We will issue the debt securities in one or more series under either an indenture dated as of May 4, 2005, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, or an indenture dated as of August 24, 2012, between us and Deutsche Bank Trust Company Americas, as trustee. The two indentures are substantially the same in all material respects. When we refer to the “indenture” or the “trustee” with respect to any series of debt securities, we mean the indenture under which those debt securities are issued and the trustee acting pursuant to that indenture.

The debt securities that we may offer under the indentures are not limited in aggregate principal amount. We may issue debt securities at one or more times and in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement for a particular series, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Unless otherwise specified in a prospectus supplement for a particular series, additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price and, if applicable, the initial interest payment date and initial interest accrual date, and will be consolidated with, and form a single series with, outstanding debt securities of that series.

The debt securities will be our direct unsecured obligations and will rank equally with all of our other unsecured senior indebtedness.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	the purchase price, denomination and any limit upon the aggregate principal amount of the series;

•

the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof, and the rights, if any, to shorten or extend the date on which the principal of and premium, if any, on the debt securities of the series is payable and the conditions to any such change;

•

the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the interest accrual date or dates will be determined, the interest payment dates on which interest will be payable and the record date, if any;

•	the place or places where the principal of, premium, if any, and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or upon the occurrence of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series are issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal, premium, if any, and interest on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto, including the manner of determining the equivalent in U.S. dollars;

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if the payments of principal, premium, if any, or interest on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which those securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of those payments and the manner in which the exchange rate with respect to those payments will be determined, and the particular provisions applicable thereto;

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if the amount of payments of principal, premium, if any, and interest on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which that amount will be determined;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•	any modifications or deletions of or additions to the events of default or our covenants with respect to securities of the series;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent;

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if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global security, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange their interests in those securities for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under either indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation, containing provisions different from those included in the indentures or applicable to one or more issues of the debt securities described in this prospectus or any accompanying prospectus supplement.

Covenants

Except as described in this sub-section or as otherwise provided in an accompanying prospectus supplement with respect to any series of debt securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indentures do not contain any covenants or other provisions that would limit our or any of our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our assets. The indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, such as a highly leveraged transaction.

Unless otherwise indicated in an accompanying prospectus supplement, covenants contained in the indentures, some of which are summarized below, will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

The indentures provide that we may not consolidate with or merge into any other person or sell our assets substantially as an entirety, unless:

•

the person formed by the consolidation or into which we are merged or the person that acquires our assets is a person organized in the United States of America and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities and the performance of every covenant of the indenture on our part;

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immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that the consolidation, merger or sale and a supplemental indenture, if applicable, comply with the indenture and that all conditions precedent provided in the indenture relating to that transaction have been satisfied.

Upon the consolidation, merger or sale, the successor corporation formed by that consolidation or into which we are merged or to which that sale is made will succeed to, and be substituted for, the predecessor corporation under the indentures and shall succeed to all obligations and covenants under the indentures and the debt securities.

The indentures do not restrict our ability to redeem or require us to redeem or permit holders to cause redemption of, debt securities in the event of:

•	a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or the successor or combined entity;

•	a change in control of us; or

•	a highly leveraged transaction involving us whether or not involving a change in control.

Accordingly, unless otherwise provided in a supplemental indenture, board resolution, or officer’s certificate establishing a series of debt securities under an indenture, the holders of debt securities would not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the debt securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent that transaction from taking place.

Events of Default, Notice and Waiver

The indentures provide that if an event of default shall have occurred and be continuing with respect to any series of debt securities, then either the trustee or the holders of not less than 25% in outstanding principal amount of the debt securities of that series may declare to be due and payable immediately the outstanding principal amount of the debt securities of the affected series, together with interest, if any, accrued thereon. If the event of default, however, is any of certain events of bankruptcy, insolvency or reorganization, all of the debt securities, together with interest, if any, accrued thereon, will become immediately due and payable without further action or notice on the part of the trustee or the holders.

Under each indenture, an event of default with respect to the debt securities of any series is any one of the following events:

•	default for 30 days in payment when due of any interest due with respect to the debt securities of that series;

•	default in payment when due of principal of or premium, if any, on the debt securities of that series;

•

default for 90 days after written notice to us by the trustee or by holders of not less than 25% in principal amount of the debt securities of any series then outstanding in the performance of any covenant or other agreement in the applicable indenture or the debt securities for the benefit of those debt securities;

•	certain events of bankruptcy, insolvency and reorganization; and

•	any other event of default with respect to debt securities of that series.

The indentures provide that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of debt securities of that series notice of the default known to it, unless cured. Except in the case of default in the payment of principal of, or interest (or premium), if any, on any debt security of that series or in the payment of any sinking fund installment with respect to debt securities of that series, the trustee will be protected in withholding the notice of default if and so long as the trustee in good faith determines that the withholding of the notice is in the interests of the holders of debt securities of that series. The term “default” for the purpose of this provision of the indentures means any event that is, or after notice or lapse of time, or both, would become, an event of default.

The indentures contain a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of those holders. The indentures provide that the holders of a majority in outstanding principal amount of the debt securities of any series may, subject to certain exceptions, on behalf of the holders of debt securities of that series direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee.

The indentures include a covenant that we will file annually with the trustee a certificate confirming no default or specifying any default that exists.

In certain cases, the holders of a majority in outstanding principal amount of the debt securities of any series may on behalf of the holders of debt securities of that series rescind a declaration of acceleration or waive any past default or event of default with respect to the debt securities of that series, except a default not theretofore cured in payment of the principal of, premium, if any, or interest, if any, on any debt security of that series or in respect of a provision which under the indentures cannot be modified or amended without the consent of the holder of each such debt security.

No holder of a debt security of any series will have any right to pursue a remedy with respect to an indenture or the debt securities of any series unless:

•	the holder has previously given to the trustee written notice of a continuing event of default;

•	holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have also made a written request to the trustee to pursue that remedy;

•	the holder has provided indemnity satisfactory to the trustee against any loss, liability or expense incurred in pursuit of that remedy as trustee;

•

the trustee has not received from the holders of a majority in outstanding principal amount of the debt securities of that series a direction inconsistent with the written request to pursue the remedy within 90 calendar days after receipt of the notice of default, the written request and the offer of indemnity; and

•	the trustee has failed to comply with the request to pursue the remedy within that 90 calendar day period.

However, these limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of or interest on those debt securities on or after the respective due dates expressed in those debt securities after any applicable grace periods have expired.

Modification and Waiver

The trustee and we may amend or supplement an indenture or the debt securities of any series without the consent of any holder, in order to:

•	cure any ambiguity, defect or inconsistency;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	provide for the assumption of our obligations to the holders in the case of a merger or consolidation of us as permitted by the indenture;

•

evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities and that does not adversely affect any such holder; or

•	comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

In addition, except as described below, modifications and amendments of an indenture or the debt securities of any series may be made by the trustee and us with the consent of the holders of a majority in outstanding principal amount of the debt securities affected by such modification or amendment. However, no modification or amendment may, without the consent of each holder affected thereby:

•	reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

•	change the stated maturity of, or time for payment of interest on, any debt security;

•	change the place or currency of payment of principal of, or premium, if any, or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt securities on or after the stated maturity or prepayment date thereof; or

•	reduce the percentage in principal amount of debt securities of any series where holders must consent to an amendment, supplement or waiver.

Defeasance

The indentures provide that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on such debt securities), upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. Government securities, which through the payment of interest and principal thereof in accordance with their terms provides money in an amount sufficient to pay the principal of, premium, if any, and interest, if any, in respect of the debt securities of that series on the stated maturity date of the principal and any installment of principal, premium, if any, or interest. Also, the establishment of the trust will be conditioned on the delivery by us to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, the defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, the opinion would be based on a ruling by the United States Internal Revenue Service or a change in current U.S. income tax law occurring after the date of the applicable indenture.

We may also elect not to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series of debt securities. Thereafter, any such noncompliance will not be an event of default with respect to the debt securities of that series, upon the deposit with the trustee, in trust, of money and/or U.S. Government securities which through the payment of interest and principal in respect thereof in accordance with their terms provides money in an amount sufficient to pay any installment of principal, premium, if any, and interest in respect of debt securities of that series on the stated maturity date of the principal or installment of principal, premium, if any, or interest. Our obligations under the applicable indentures and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of the trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that the defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

In the event we exercise our option not to comply with certain covenants as described in the preceding paragraph and the debt securities of the series are declared due and payable because of the occurrence of any event of default, then the amount of monies and/or U.S. Government securities on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will in any event remain liable for such payments as provided in the debt securities of that series.

We will deliver to the trustee an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the defeasance have been satisfied.

Satisfaction and Discharge

At our option, we may satisfy and discharge either indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of that series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee, as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of that series; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Regarding the Trustee

The prospectus supplement relating to any series of debt securities will identify the trustee for that series of debt securities.

The indentures contain certain limitations on the right of the trustee, should it become a creditor of ours by reference to Section 311(b) of the Trust Indenture Act. However, in accordance with Section 311(b) of the Trust Indenture Act, the trustee’s rights as a creditor of ours will not be limited if the creditor relationship arises from, among other things:

•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•	certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

The indentures do not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and any debt securities issued pursuant to either indenture are in default, it must eliminate such conflict or resign.

We maintain business relationships in the ordinary course of business with each of the trustees and certain of their affiliates. One or both of the trustees or their affiliates serve as fiscal agent for certain of our outstanding obligations, are parties to our credit facility agreements that back up our commercial paper program and have served as an underwriter of prior offerings of debt securities by us. We may enter into additional business relationships with one or both of the trustees or their affiliates in the future.

Governing Law

The indentures and the debt securities will be governed by New York law.

Book-Entry Delivery and Settlement

Global Notes

We will issue any debt securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of The Depository Trust Company, or “DTC,” and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, societe anonyme, Luxembourg, which we refer to as “Clearstream,” or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by

Euroclear Bank S.A./N.V., which we refer to as the “Euroclear Operator.” All operations are conducted by the “Euroclear Operator,” and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the “Euroclear Operator.” Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the “Euroclear Operator” is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indentures and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the “Euroclear Operator” are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The “Euroclear Operator” acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

Individual certificates in respect of any debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated notes to each person that DTC identifies as the beneficial owner of the debt securities represented by a global note upon surrender by DTC of the global note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	subject to DTC’s procedures, we determine not to have the debt securities of such series represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

PLAN OF DISTRIBUTION

We will describe the terms of a particular offering of debt securities in the accompanying prospectus supplement, including the following:

•	the names of any underwriters, agents or dealers;

•	their compensation, including any underwriting discounts, dealer concessions or commissions;

•	the net proceeds to us;

•	the purchase price of the debt securities;

•	the initial public offering price of the debt securities;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; and

•	any exchange on which the debt securities may be listed.

We may sell the debt securities using any of the following methods:

•	to or through underwriters, agents or dealers;

•	directly to one or more purchasers without using underwriters, agents or dealers; or

•	through a combination of any of these methods of sale.

We may effect the distribution of the debt securities from time to time in one or more transactions at fixed prices or at prices that may be changed, at market prices prevailing at the time of sale or at prices related to prevailing market prices, or at negotiated prices. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may offer the debt securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If we use an underwriter or underwriters in the sale of the debt securities, we will execute an underwriting agreement with those underwriters at the time of sale of those debt securities. Underwriters will acquire the debt securities for their own account. The underwriters may then resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the accompanying prospectus supplement, the obligations of the underwriters to purchase the debt securities in a particular offering will be subject to certain conditions, and the underwriters will be obligated to purchase all of the debt securities in a particular offering if any of the debt securities are purchased.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be appointed to sell debt securities on a continuous basis, including pursuant to “at the market offerings.”

Underwriters and agents may from time to time purchase and sell the debt securities described in this prospectus and the accompanying prospectus supplement in the secondary market but are not obligated to do so. No assurance can be given that there will be a secondary market for the debt securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the debt securities.

In order to facilitate the offering of the debt securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these debt securities or any other debt securities the prices of which may be used to determine payments on these debt securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the debt securities or of any other debt securities, the underwriters may bid for, and purchase, the debt securities or any other debt securities in the open market. Finally, in any offering of the debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering if the syndicate repurchases previously distributed debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may solicit, or we may authorize underwriters, dealers or agents to solicit, offers to purchase debt securities of one or more series directly from one or more institutional investors using delayed delivery contracts. These contracts will provide for payment and delivery on one or more specified dates in the future. The accompanying prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts. The underwriters or other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the debt securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms may act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the debt securities in accordance with a redemption or repayment pursuant to the terms of the debt securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.

Underwriters named in a prospectus supplement are, and dealers, agents or remarketing firms named in a prospectus supplement may be, deemed to be “underwriters” under the Securities Act of 1933, as amended, or the “Securities Act,” and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify the underwriters, agents, dealers and remarketing firms against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents, dealers and remarketing firms may engage in transactions with or perform services for The Home Depot or our subsidiaries and affiliates in the ordinary course of business.

The accompanying prospectus supplement may set forth restrictions or limitations, or refer to applicable laws or regulations, relating to offers, sales or deliveries of the debt securities or the distribution of this prospectus and the accompanying prospectus supplement in specified jurisdictions outside the United States, if and as appropriate.

LEGAL MATTERS

In connection with particular offerings of debt securities in the future, unless stated otherwise in the accompanying prospectus supplement, the validity of the debt securities may be passed upon for us by Alston & Bird LLP and for any underwriters or agents by counsel named in the accompanying prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of The Home Depot, Inc. and subsidiaries as of January 31, 2021 and February 2, 2020, and for each of the years in the three-year period ended January 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2021, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the January 31, 2021 consolidated financial statements referred to a change in Home Depot’s method of accounting for leases as of February 4, 2019 due to the adoption of Accounting Standard Update No. 2016-02, Leases (Topic 842), and related amendments. The audit report on the effectiveness of internal control over financial reporting as of January 31, 2021, contains an explanatory paragraph that states Home Depot acquired HD Supply Holdings, Inc. during the fiscal year ended January 31, 2021, and management excluded HD Supply Holdings, Inc. from its assessment of the effectiveness of Home Depot’s internal control over financial reporting as of January 31, 2021.

With respect to the unaudited interim financial information for the periods ended May 2, 2021 and May 3, 2020, and the three- and six-month periods ended August 1, 2021 and August 2, 2020, incorporated by reference herein, KPMG LLP has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in Home Depot’s quarterly reports on Form 10-Q for such periods, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) of the registrant in connection with an offering of debt securities under this registration statement.

Amount to be paid
SEC registration fee	*
Legal fees and expenses	+
Accounting fees and expenses	+
Printing fees	+
Trustee’s fees and expenses	+
Rating agency fees	+
Miscellaneous expenses	+

Total	+

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the debt securities registered hereby.
+

Information regarding estimated expenses of issuance and distribution of the debt securities being offered will be provided at the time information as to such debt securities is included in a prospectus supplement in accordance with Rule 430B under the Securities Act.

Item 15.	Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the registrant’s Amended and Restated Certificate of Incorporation (as amended and restated effective June 2, 2011), the registrant’s By-Laws (as amended and restated effective February 28, 2019, the “By-Laws”) and the sections of the Delaware General Corporation Law referred to below.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article Ninth of the registrant’s Amended and Restated Certificate of Incorporation provides that no director of the registrant shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article V, Section 1 of the By-Laws provides that the registrant shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law then in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees) reasonably incurred by such person. Article V, Section 2 of the By-Laws provides that, subject to any applicable laws, the registrant shall pay the expenses (including attorneys’ fees) incurred by a director or officer of the registrant in defending any proceeding in advance of its final disposition; provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified. Expenses incurred by former directors and officers or other employees and agents of the registrant may be advanced upon such terms and conditions as the registrant deems appropriate.

Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts actually and reasonably incurred by such individuals in defense or settlement of certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends to the defense or settlement of an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified and provides that the right to indemnification and advancement conferred thereby is not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Section 145 of the Delaware General Corporation Law also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person under the Delaware General Corporation Law.

In addition, as permitted by Article V, Section 6 of the By-Laws, the registrant maintains officers’ and directors’ liability insurance for the benefit of its officers and directors.

Item 16.	Exhibits

Exhibit No.	Description	Incorporated by Reference to Files Indicated

1.1	Form of Underwriting Agreement	*

4.1	Indenture, dated as of May 4, 2005, between The Home Depot, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee	Incorporated by reference to Exhibit 4.1 to The Home Depot, Inc.’s Registration Statement on Form S-3 filed on May 6, 2005 (File No. 333-124699)

4.2	Form of Note under the Indenture filed as Exhibit 4.1	Incorporated by reference to Exhibit 4.2 of The Home Depot, Inc.’s Registration Statement on Form S-3 filed on May 6, 2005 (File No. 333-124699)

4.3	Indenture, dated as of August 24, 2012, between The Home Depot, Inc. and Deutsche Bank Trust Company Americas, as Trustee	Incorporated by reference to Exhibit 4.3 of The Home Depot, Inc.’s Registration Statement on Form S-3 filed on August 29, 2012 (File No. 333-183621)

4.4	Form of Note under the Indenture filed as Exhibit 4.3	Incorporated by reference to Exhibit 4.4 of The Home Depot, Inc.’s Registration Statement on Form S-3 filed on August 29, 2012 (File No. 333-183621)

5.1	Opinion of Alston & Bird LLP	**

15.1	Letter of Independent Registered Public Accounting Firm	**

23.1	Consent of Independent Registered Public Accounting Firm	**

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A. with respect to the Indenture referred to in Exhibit 4.1	**

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas with respect to the Indenture referred to in Exhibit 4.3	**

*	If applicable, to be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) , (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)

Each prospectus filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 27th day of August, 2021.

THE HOME DEPOT, INC.

By:	/s/ Craig A. Menear
Name:	Craig A. Menear
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Craig A. Menear and Teresa Wynn Roseborough, and each of them (so long as each such individual is an employee of The Home Depot, Inc. or an affiliate of The Home Depot, Inc.), his or her true and lawful attorney-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement in connection with any offering contemplated by this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Craig A. Menear Craig A. Menear	Chairman and Chief Executive Officer (Principal Executive Officer)	August 27, 2021

/s/ Richard V. McPhail Richard V. McPhail	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 27, 2021

/s/ Stephen L. Gibbs Stephen L. Gibbs	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	August 27, 2021

/s/ Gerard J. Arpey Gerard J. Arpey	Director	August 27, 2021

/s/ Ari Bousbib Ari Bousbib	Director	August 27, 2021

/s/ Jeffery H. Boyd Jeffery H. Boyd	Director	August 27, 2021

Signature	Title	Date

/s/ Gregory D. Brenneman Gregory D. Brenneman	Director	August 27, 2021

/s/ J. Frank Brown J. Frank Brown	Director	August 27, 2021

/s/ Albert P. Carey Albert P. Carey	Director	August 27, 2021

/s/ Helena B. Foulkes Helena B. Foulkes	Director	August 27, 2021

/s/ Linda R. Gooden Linda R. Gooden	Director	August 27, 2021

/s/ Wayne M. Hewett Wayne M. Hewett	Director	August 27, 2021

/s/ Manuel Kadre Manuel Kadre	Director	August 27, 2021

/s/ Stephanie C. Linnartz Stephanie C. Linnartz	Director	August 27, 2021